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                                                                   Exhibit 10.36

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT

     This First Amendment to Amended and Restated Purchase Agreement (the "Amendment") is made as of May 25, 1999 by and among Advanced Radio Telecom Corp., a Delaware corporation ("Customer"), and Lucent Technologies Inc., a Delaware corporation ("Seller").

                                    RECITALS
                                    --------

     1. Customer and Seller are parties to a certain Amended and Restated Purchase Agreement dated as of July 24, 1998 (the "Purchase Agreement"). Capitalized terms used in this Amendment without definition shall have the same meaning as in the Purchase Agreement.

     2. The parties wish to amend the Purchase Agreement to change certain terms related to Customer's purchase commitment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Amendments.   The Purchase Agreement is amended as follows:
         ----------

         1.1. Article 1 of the Purchase Agreement is hereby amended by changing the following subsections:

               (h) the language "Section 2.8(b)" in the definition of "Average Allocation" is hereby deleted and replaced with "Section 2.8."

               (i) the language "Section 2.8(b), including Cure Purchases" in the definition of "Average Allocation Test" is hereby deleted and replaced with "Section 2.8."

               (k) the definition of "Best In Class" is hereby deleted.

               (o) the definition of "Characteristics" is hereby deleted.

               (t) the definition of "Cure Purchases" is hereby deleted.

               (u) the definition of "Customer Comparison" is hereby deleted.
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               (w) the definition of "Deficiency Notice" is hereby deleted.

               (x) the definition of "Deliverable" is hereby deleted.

               (yyyy) the definition of "Total Contract Value" shall be deleted.

       1.2. Section 2.1 of the Purchase Agreement is hereby amended to replace the two instances of the word "will" with, in each case, the word "may."

       1.3. Section 2.2 of the Purchase agreement is hereby amended to replace the phrase "that is not expected to exceed $1.2 billion" with the phrase "to the extent purchased by Customer hereunder."

       1.4. Section 2.8 of the Purchase Agreement is hereby deleted and replaced with the following:

               "2.8.  Average Allocation.  Customer may from time to time place
                      ------------------
          RS Orders and Orders with Seller. For purposes of this Agreement, the "Average Allocation" for any Allocation Period shall be calculated by averaging such RS Orders and Orders for any Allocation Period and all previous Allocation Periods, provided that Customer shall at no time have any obligation to place RS Orders or Orders and shall at all times have the right to purchase products and licensed materials from vendors other than Seller."

       1.5. Section 2.9 of the Purchase Agreement is hereby deleted and replaced with the following:

               "2.9.  International Orders.  The parties agree that if the
                      --------------------
          parties agree upon the provision by Seller of products, licensed materials or services to Customer or its Subsidiaries in any territories outside the United States, the amount of any orders placed for such products, licensed materials and services shall be included in the calculation of Average Allocation pursuant to Section 2.8 hereof."

       1.6. A new Section 2.10 shall be added to the Purchase Agreement as follows:

               "2.10.  Commitment. The parties hereby agree that Customer has no
                       ----------
          commitment to purchase any equipment, software or services from Seller hereunder, including having no minimum purchase commitments hereunder, and that Customer may purchase equipment, software and services from
          other parties for its network.   The parties agree that,
          notwithstanding anything else in the Agreement, all other provisions of this agreement shall be interpreted consistently with the foregoing sentence."

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       1.7.  Section 3.1 of the Purchase Agreement is hereby deleted and replaced with the following:

               "3.1.  Configuration of the Network.  With respect to equipment,
                      ----------------------------
          software and services purchased prior to the date of the effectiveness of Amendment 1 hereto and, with respect to equipment purchased after the date of the effectiveness of Amendment 1 hereto then to the extent agreed by the parties from time to time, Seller will configure and engineer a state of the art Network to provide wireless, packet-based, broadband data services to those major metropolitan areas throughout the United States agreed upon by the parties, in accordance with the Specifications and Responsibility Matrix which may be updated or amended from time to time by mutual written agreement. In designing the Network, in order to accommodate the ultimate demands on the Network, Seller will assist Customer in evaluating the size and potential requirements of the market for wireless, broadband data services and in planning and structuring the Network to best realize such potential."

       1.8. Section 3.2 of the Purchase Agreement is hereby amended by adding the following text to the beginning of the Section, immediately preceding the word "Seller":

               "With respect to equipment, software and services purchased prior to the date of the effectiveness of Amendment 1 hereto and, with respect to equipment purchased after the date of the effectiveness of Amendment 1 hereto then to the extent agreed by the parties from time to time,"

       1.9. Section 3.4 of the Purchase Agreement shall be deleted in its entirety.

       1.10. Section 6.10 of the Purchase Agreement is hereby deleted and replaced with the following:

               "6.10.  Security Interest.  Seller retains and Customer hereby
                       -----------------
          grants Seller a purchase money security interest in the Network to secure any and all amounts due Seller under this Agreement for the Purchase Price of the Network. Seller shall have the right, at any time during the Term, to file in any state or local jurisdiction such financing statements (e.g., UCC-1 financing statements) as Seller deems necessary to perfect its purchase money security interest hereunder, provided Customer is furnished a copy of such financing statements before filing. Upon Seller's reasonable request, Customer shall execute all documents necessary or desirable to evidence or perfect Seller's purchase money security interest in the Network including without limitation, UCC-1 financing statements. Customer also agrees that this Agreement may be filed by Seller in any state or local jurisdiction as a financing statement (or as other evidence of the Seller's purchase money security interest). To the extent Customer has no outstanding financial obligations to Seller hereunder, Seller will, if

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          requested by Customer, take reasonable steps necessary to terminate and release such security interests, including filing UCC-3 termination statements."

     2.  Ratification.  Except as modified by this Amendment, the Purchase
         ------------
Agreement is hereby ratified and reconfirmed in all respects.

     3.  Indebtedness.  Immediately following the closing of Customer's sale of
         ------------
convertible preferred stock pursuant to a Preferred Stock Purchase Agreement to be executed in May 1999 among Customer and certain "Purchasers" named therein, Customer shall repay Seller all amounts due Seller under the Purchase Money Credit Agreement, dated September 17, 1998 and the Working Capital Credit Agreement, dated September 17, 1998, each between Customer and Seller. Customer and Seller intend to enter into an Amendment No. 1, Waiver and Consent Agreement dated on or about the date hereof pursuant to which certain terms of the foregoing agreements are to be modified. This agreement is intended to operated in conjunction with such agreement and to be interpreted consistently therewith.

     4.  Counterparts.  The Amendment may be executed simultaneously in one or
         ------------
more counterparts hereof, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     5.  Effectiveness.  This Amendment shall be effective upon the execution by
         -------------
Customer and Seller.

                    [Remainder of Page Intentionally Blank]

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     The foregoing Amendment is hereby executed as of the date first above written.

                              ADVANCED RADIO TELECOM CORP.



                              By: /s/ Henry C. Hirsch
                                  -------------------------------
                                    Name:  Henry C. Hirsch
                                    Title: Chairman & CEO


                              LUCENT TECHNOLOGIES INC.



                              By: /s/ Bill Plunkett
                                  -------------------------------
                                    Name:  Bill Plunkett
                                    Title: Senior Vice President

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